23.2 (a)


                          INDEPENDENT AUDITOR'S CONSENT



The  Board  of  Directors
Dynamic  Healthcare  Technologies,  Inc.

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of our report dated February 11, 2000, relating to the financial statements of Dynamic Healthcare Technologies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.



                                   /S/  BDO  SEIDMAN  LLP
                                   ----------------------
                                   BDO  Seidman  LLP



Orlando,  Florida
June  23,  2000


                                      -8-
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                                                                        23.2 (b)


                          INDEPENDENT AUDITORS' REPORT



Board  of  Directors
Dynamic  Healthcare  Technologies,  Inc.


We consent to the incorporation by reference in the registration statement on Form S-8 of Dynamic Healthcare Technologies, Inc. of our reports dated February 19, 1999, relating to the consolidated balance sheets of Dynamic Healthcare Technologies, Inc. as of December 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, and related schedule, which reports appear in the December 31, 1999 report on Form 10-K of Dynamic Healthcare Technologies, Inc.


                                   /S/  KPMG  LLP
                                   --------------
                                   KPMG  LLP



Orlando,  Florida
June  23,  2000


                                      -9-
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